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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2003

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-19277 (Commission File Number)	13-3317783 (IRS Employer Identification No.)
The Hartford Financial Services Group, Inc. Hartford Plaza Hartford, Connecticut 06115-1900 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (860) 547-5000

Item 9.    Regulation FD Disclosure.

        On Thursday, January 23, 2003, John Walters, executive vice president of the investment products division of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively, "Hartford Life"), plans to announce, at the PLANCO/Hartford Forum in Hollywood, Florida, that The Hartford Financial Services Group, Inc. ("The Hartford") had annual variable annuity sales of $10.3 billion for 2002, a 15 percent increase from the previous year. The Hartford's variable annuities are issued by Hartford Life.

        Aggregate variable annuity sales were $3.5 billion in the fourth quarter of 2002, representing a 45 percent increase over the previous quarter and an increase of 70 percent from the fourth quarter of 2001. Each of Hartford Life's three variable annuity product lines—The Director, Hartford Leaders and Putnam Hartford Capital Manager—had sales increases in excess of 30 percent from the third quarter to fourth quarter of 2002.

        The company expects to release 2002 fourth quarter and year-end earnings after the close of business on Monday, January 27, 2003, and will review fourth quarter and year-end results in an analyst conference call scheduled for 10:00 a.m. EST Tuesday, January 28, 2003. The conference call will be simultaneously webcast at www.thehartford.com/ir/index.html.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Date: January 22, 2003	By:	/s/ NEAL S. WOLIN Name: Neal S. Wolin Title: Executive Vice President and General Counsel

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  Item 9. Regulation FD Disclosure.
SIGNATURE